Exhibit 99.1
Thryv Grows SaaS Revenue 33% in Third Quarter 2025

–Q3 SaaS Monthly ARPU Expands 19% Year-Over-Year to $365
–Company Exceeds Q3 SaaS EBITDA Guidance
–Company Generated Q3 Operating Cash Flow of $22 million

DALLAS, October 30, 2025 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of Thryv®, the leading small business marketing and sales software platform, reported an increase in SaaS revenue of 33% year-over-year in the third quarter of 2025.

Third Quarter Financial 2025 Highlights:
•SaaS revenue was $115.9 million, a 33% increase year-over-year
•SaaS revenue excluding Keap was $99.1 million, a 14% increase year-over-year
•Marketing Services revenue was $85.7 million, an 8% decrease year-over-year
•Consolidated total revenue was $201.6 million, an increase of 12% year-over-year
•Consolidated net income was $5.7 million, or $0.13 per diluted share; compared to net loss of $96.1 million, or $(2.65) per diluted share, for the third quarter of 2024
•Consolidated Adjusted EBITDA was $40.8 million, representing an Adjusted EBITDA margin of 20.3%.
•SaaS Adjusted EBITDA was $19.6 million, representing an Adjusted EBITDA margin of 16.9%
•Total Marketing Services Adjusted EBITDA was $21.2 million, representing an Adjusted EBITDA margin of 24.8%
•Consolidated Gross Profit was $136.5 million
•Consolidated Adjusted Gross Profit1 was $140.3 million
•SaaS Gross Profit was $82.4 million, representing a Gross Margin of 71.1%
•SaaS Adjusted Gross Profit1 was $84.6 million, representing an Adjusted Gross Margin of 73.0%
Recent Business Highlights
•SaaS clients increased 7% year-over-year to 103 thousand at the end of the third quarter of 2025
•SaaS clients, excluding Keap, were 90 thousand
•Seasoned Net Revenue Retention2 was 94% as of September 30, 2025
•SaaS monthly Average Revenue per Unit (“ARPU”)3 was $365 for the third quarter of 2025, an increase of 19% year-over-year
•ThryvPay total payment volume was $89 million, an increase of 9% year-over-year

1 Defined as Gross profit adjusted to exclude the impact of depreciation and amortization expense and stock-based compensation expense.
2 Seasoned Net Revenue Retention is defined as net dollar retention excluding clients acquired over the previous 12 months as well as clients acquired in the Keap acquisition which closed on October 31, 2024. Revenue added to the SaaS segment as a result of the conversion of a Marketing Services product to a SaaS product is included in the calculation of Seasoned Net Revenue Retention for any client who, at the time Thryv converted a Marketing Services product to a SaaS product for that client, already had at least one SaaS product for at least one year. The revenue associated with the products upgraded by Thryv to SaaS for these clients increases SaaS revenue and Seasoned Net Revenue Retention at the time of conversion.
3 Defined as total client billings for a particular month divided by the number of clients that have one or more revenue-generating solutions in that same month. This is a blended calculation and inclusive of the impact from the Keap acquisition.

“We reported strong third quarter results - achieving 33% year-over-year SaaS growth while exceeding our SaaS Adjusted EBITDA guidance,” said Joe Walsh, Thryv Chairman and CEO. “Our 2025 strategy to increase customer spend is working, evidenced by ARPU expanding 19% year-over-year. We have been deepening relationships with our existing customers and are capitalizing on the opportunities AI gives our team to power small business growth. In addition, we continued to generate free cash flow, pay down debt and deleverage our business, positioning us with a stronger balance sheet."

Outlook
Based on information available as of October 30, 2025, Thryv is issuing guidance4 for the fourth quarter of 2025 and full year 2025 as indicated below:

	4th Quarter	Full Year
(in millions)	2025	2025
SaaS Revenue	$118.0 - $121.0	$460.0 - $463.0
SaaS Adjusted EBITDA	$19.2 - $21.2	$73.0 - $75.0

	4th Quarter	Full Year
(in millions)	2025	2025
Marketing Services Revenue	$71.6 - $73.6	$323.0 - $325.0
Marketing Services Adjusted EBITDA	$16.8 - $18.8	$76.0 - $78.0

Earnings Conference Call Information
Thryv will host a conference call on Thursday, October 30, 2025 at 8:30 a.m. (Eastern Time) to discuss the Company's third quarter 2025 results.

To register for this conference call, please use this link. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. We recommend registering a day in advance or at a minimum thirty minutes prior to the start of the call. To listen to the webcast, please use this link or visit Thryv's Investor Relations website at investor.thryv.com. A live webcast will also be available on the Investor Relations section of the Company's website at investor.thryv.com.

4 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share data)	2025	2024	2025	2024
Revenue	$201,555	$179,852	$593,396	$637,560
Cost of services	65,090	67,871	191,023	223,350
Gross profit	136,465	111,981	402,373	414,210

Operating expenses:
Sales and marketing	68,409	66,484	203,184	201,984
General and administrative	48,017	50,972	152,644	155,229
Impairment charges	—	83,094	—	83,094
Total operating expenses	116,426	200,550	355,828	440,307

Operating income (loss)	20,039	(88,569)	46,545	(26,097)
Other income (expense):
Interest expense	(5,834)	(8,194)	(17,882)	(31,554)
Interest expense, related party	(2,751)	(3,320)	(8,728)	(5,494)
Net periodic pension cost	(665)	(1,581)	(2,211)	(4,743)
Other income (expense)	682	218	3,631	(7,571)
Income (loss) before income tax (expense) benefit	11,471	(101,446)	21,355	(75,459)
Income tax (expense) benefit	(5,817)	5,375	(11,388)	(6,640)
Net income (loss)	$5,654	$(96,071)	$9,967	$(82,099)
Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax	(272)	1,330	(531)	1,132
Comprehensive income (loss)	$5,382	$(94,741)	$9,436	$(80,967)

Net income (loss) per common share:
Basic	$0.13	$(2.65)	$0.23	$(2.28)
Diluted	$0.13	$(2.65)	$0.22	$(2.28)

Weighted-average shares used in computing basic and diluted net income (loss) per common share:
Basic	43,747,896	36,308,992	43,636,031	35,983,826
Diluted	44,459,176	36,308,992	44,544,451	35,983,826

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$11,551	$16,311
Accounts receivable, net of allowance of $13,324 in 2025 and $13,051 in 2024	139,849	161,620
Contract assets, net of allowance of $52 in 2025 and $29 in 2024	2,822	2,127
Taxes receivable	8,338	6,218
Prepaid expenses	17,272	13,923
Deferred costs	11,775	8,402
Other current assets	2,317	2,119
Total current assets	193,924	210,720
Fixed assets and capitalized software, net	47,528	44,478
Goodwill	253,809	253,318
Intangible assets, net	27,774	34,259
Deferred tax assets	136,194	143,495
Other assets	42,570	25,895
Total assets	$701,799	$712,165

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$6,069	$13,011
Accrued liabilities	88,241	95,462
Current portion of unrecognized tax benefits	27,759	26,196
Contract liabilities	33,614	40,315
Current portion of Term Loan	5,250	7,875
Current portion of Term Loan, related party	3,500	5,250
Other current liabilities	4,920	8,151
Total current liabilities	169,353	196,260
Term Loan, net	130,149	146,885
Term Loan, net, related party	88,764	100,436
ABL Facility	40,518	23,891
Pension obligations, net	39,841	38,014
Other liabilities	12,098	9,759
Total long-term liabilities	311,370	318,985
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 71,731,803 shares issued and 43,570,622 shares outstanding at September 30, 2025; and 70,556,740 shares issued and 43,033,960 shares outstanding at December 31, 2024	717	706
Additional paid-in capital	1,296,216	1,272,476
Treasury stock - 28,161,181 shares at September 30, 2025 and 27,522,780 shares at December 31, 2024	(497,934)	(488,903)
Accumulated other comprehensive loss	(15,472)	(14,941)
Accumulated deficit	(562,451)	(572,418)
Total stockholders' equity	221,076	196,920
Total liabilities and stockholders' equity	$701,799	$712,165

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(in thousands)	2025	2024
Cash Flows from Operating Activities
Net income (loss)	$9,967	$(82,099)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	31,322	41,144
Amortization of deferred commissions	10,431	14,251
Amortization of debt issuance costs	2,454	3,151
Deferred income taxes	7,667	(11,823)
Provision for credit losses and service credits	13,495	16,496
Stock-based compensation expense	19,552	17,653
Net periodic pension cost	2,211	4,743
Impairment charges	—	83,094
(Gain) loss on foreign currency exchange rates	(3,126)	933
Loss on early extinguishment of debt	—	6,638
Other	38	(3,167)
Changes in working capital items, excluding acquisitions:
Accounts receivable	(5,565)	18,161
Contract assets	(695)	(6,160)
Prepaid expenses and other assets	(21,509)	(7,079)
Accounts payable and accrued liabilities	(16,100)	(14,108)
Other liabilities	(8,821)	(18,188)
Net cash provided by operating activities	41,321	63,640

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(22,491)	(24,730)
Acquisition of a business, net of cash acquired	(143)	—
Net cash used in investing activities	(22,634)	(24,730)

Cash Flows from Financing Activities
Proceeds from Term Loan	—	234,256
Proceeds from Term Loan, related party	—	109,444
Payments of Term Loan	(21,000)	(345,151)
Payments from Term Loan, related party	(14,000)	(16,717)
Proceeds from ABL Facility	303,528	247,579
Payments of ABL Facility	(286,901)	(274,524)
Principal payments on finance lease obligations	(724)	—
Debt issuance costs	—	(5,480)
Repurchases of common stock	(4,999)	(499)
Other	166	5,646
Net cash used in financing activities	(23,930)	(45,446)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	591	(120)
Decrease in cash, cash equivalents and restricted cash	(4,652)	(6,656)
Cash, cash equivalents and restricted cash, beginning of period	17,760	20,530
Cash, cash equivalents and restricted cash, end of period	$13,108	$13,874

Supplemental Information
Cash paid for interest	$24,152	$35,299
Cash paid for income taxes, net	$4,402	$14,960

Segment Information
The following tables summarize the operating results of the Company's reportable segments:

	Three Months Ended September 30,		Change
(in thousands)	2025	2024	Amount	%
Revenue
SaaS	$115,903	$87,055	$28,848	33.1%
Marketing Services	85,652	92,797	(7,145)	(7.7)%
Total Revenue	$201,555	$179,852	$21,703	12.1%

Adjusted EBITDA
SaaS	$19,591	$10,314	$9,277	89.9%
Marketing Services	21,242	9,309	11,933	128.2%
Consolidated Adjusted EBITDA[5]	$40,833	$19,623	$21,210	108.1%

	Nine Months Ended September 30,		Change
(in thousands)	2025	2024	Amount	%
Revenue
SaaS	$342,037	$239,171	$102,866	43.0%
Marketing Services	251,359	398,389	(147,030)	(36.9)%
Total Revenue	$593,396	$637,560	$(44,164)	(6.9)%

Adjusted EBITDA
SaaS	$53,799	$23,914	$29,885	125.0%
Marketing Services	59,167	109,137	(49,970)	(45.8)%
Consolidated Adjusted EBITDA[5]	$112,966	$133,051	$(20,085)	(15.1)%

5 Consolidated Adjusted EBITDA is equal to SaaS Adjusted EBITDA and Marketing Services Adjusted EBITDA. See Non-GAAP Measures below for a reconciliation of Consolidated Adjusted EBITDA to Net income (loss).

The following tables set forth reconciliations of our SaaS revenue for the Company to SaaS revenue excluding Keap and Keap SaaS revenue:

	Three Months Ended September 30,
(in thousands)	2025	2024
Reconciliation of SaaS Revenue
SaaS Revenue	$115,903	$87,055
Less:
Keap SaaS Revenue	16,775	—
SaaS Revenue (excluding Keap)	$99,128	$87,055

	Nine Months Ended September 30,
(in thousands)	2025	2024
Reconciliation of SaaS Revenue
SaaS Revenue	$342,037	$239,171
Less:
Keap SaaS Revenue	53,376	—
SaaS Revenue (excluding Keap)	$288,661	$239,171

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

We have included Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit because management believes they provide useful information to investors in gaining an overall understanding of our current financial performance and provide consistency and comparability with past financial performance. Specifically, we believe Adjusted EBITDA provides useful information to management and investors by excluding certain non-operating items that we believe are not indicative of our core operating results. In addition, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Gross Profit are used by management for budgeting and forecasting as well as measuring the Company’s performance. We believe Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Gross Profit provide investors with the financial measures that closely align with our internal processes.

We define Adjusted EBITDA (“Adjusted EBITDA”) as Net income (loss) plus Interest expense, Income tax expense, Depreciation and amortization expense, Restructuring and integration expenses, Stock-based compensation expense, and non-operating expenses, such as Other components of net periodic pension cost and certain unusual and non-recurring charges that might have been incurred. Adjusted EBITDA should not be considered as an alternative to Net income (loss) as a performance measure. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We define Adjusted Gross Profit (“Adjusted Gross Profit”) as Gross profit adjusted to exclude the impact of Depreciation and amortization expense and Stock-based compensation expense.

Non-GAAP financial information has limitations as an analytical tool and is presented for supplemental informational purposes only. Such information should not be considered a substitute for financial information presented in accordance with U.S. GAAP and may be different from similarly-titled non-GAAP measures used by other companies.
The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net income (loss):

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Reconciliation of Adjusted EBITDA
Net income (loss)	$5,654	$(96,071)	$9,967	$(82,099)
Interest expense	8,585	11,514	26,610	37,048
Depreciation and amortization expense	9,615	12,519	31,322	41,144
Stock-based compensation expense	5,807	6,011	19,552	17,653
Restructuring and integration expenses (1)	5,371	4,861	15,546	17,679
Income tax expense (benefit)	5,817	(5,375)	11,388	6,640
Transaction costs (2)	—	1,706	—	1,706
Net periodic pension cost (3)	665	1,581	2,211	4,743
Loss on early extinguishment of debt (4)	—	—	—	6,638
Impairment charges	—	83,094	—	83,094
Other (5)	(681)	(217)	(3,630)	(1,195)
Adjusted EBITDA	$40,833	$19,623	$112,966	$133,051
(1)For the three and nine months ended September 30, 2025 and 2024, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, and costs associated with abandoned facilities and system consolidation. For more information on our restructuring and integration expenses, please see our Q3 2025 Quarterly Report on Form 10-Q.
(2)Expenses related to the Keap Acquisition.
(3)Net periodic pension cost is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs.
(4)In connection with the debt refinancing completed on May 1, 2024, the Company recorded a Loss on early extinguishment of debt related to the write-off of certain unamortized debt issuance costs on the Company's Prior Term Loan and Prior ABL Facility. See Note 8, Debt Obligations, to our consolidated financial statements included in Part I, Item 1 in our Q3 2025 Quarterly Report on Form 10-Q for more information.
(5)Other primarily includes foreign exchange-related (income) expense.

The following tables set forth reconciliations of Adjusted Gross Profit and Adjusted Gross Margin, to their most directly comparable GAAP measures, Gross Profit and Gross Margin:

	Three Months Ended September 30, 2025
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross Profit	$82,407	$54,058	$136,465
Plus:
Depreciation and amortization expense	2,120	1,569	3,689
Stock-based compensation expense	85	62	147
Adjusted Gross Profit	$84,612	$55,689	$140,301
Gross Margin	71.1%	63.1%	67.7%
Adjusted Gross Margin	73.0%	65.0%	69.6%

	Three Months Ended September 30, 2024
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross Profit	$60,607	$51,374	$111,981
Plus:
Depreciation and amortization expense	2,189	2,508	4,697
Stock-based compensation expense	92	69	161
Adjusted Gross Profit	$62,888	$53,951	$116,839
Gross Margin	69.6%	55.4%	62.3%
Adjusted Gross Margin	72.2%	58.1%	65.0%

	Nine Months Ended September 30, 2025
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross Profit	$244,088	$158,285	$402,373
Plus:
Depreciation and amortization expense	6,836	4,950	11,786
Stock-based compensation expense	262	204	466
Adjusted Gross Profit	$251,186	$163,439	$414,625
Gross Margin	71.4%	63.0%	67.8%
Adjusted Gross Margin	73.4%	65.0%	69.9%

	Nine Months Ended September 30, 2024
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross Profit	$161,991	$252,219	$414,210
Plus:
Depreciation and amortization expense	5,770	10,569	16,339
Stock-based compensation expense	228	280	508
Adjusted Gross Profit	$167,989	$263,068	$431,057
Gross Margin	67.7%	63.3%	65.0%
Adjusted Gross Margin	70.2%	66.0%	67.6%

The following tables set forth reconciliations of Free Cash Flow to its most directly comparable GAAP measure, Net cash provided by operating activities:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Reconciliation of Free Cash Flow
Net cash provided by operating activities	$22,246	$35,980	$41,321	$63,640
Additions to fixed assets and capitalized software	(7,636)	(8,500)	(22,491)	(24,730)
Free Cash Flow	$14,610	$27,480	$18,830	$38,910

Supplemental Financial Information
The following supplemental financial information provides Revenue, Net Income (Loss), Net Income (Loss) Margin, Adjusted EBITDA and Adjusted EBITDA Margin by our (i) SaaS business and (ii) Marketing Services business. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended September 30, 2025
(in thousands)	SaaS	Marketing Services	Total
Revenue	$115,903	$85,652	$201,555
Net Income			5,654
Net Income Margin			2.8%
Adjusted EBITDA	19,591	21,242	40,833
Adjusted EBITDA Margin	16.9%	24.8%	20.3%

	Three Months Ended September 30, 2024
(in thousands)	SaaS	Marketing Services	Total
Revenue	$87,055	$92,797	$179,852
Net Loss			(96,071)
Net Loss Margin			(53.4)%
Adjusted EBITDA	10,314	9,309	19,623
Adjusted EBITDA Margin	11.8%	10.0%	10.9%

	Nine Months Ended September 30, 2025
(in thousands)	SaaS	Marketing Services	Total
Revenue	$342,037	$251,359	$593,396
Net Income			9,967
Net Income Margin			1.7%
Adjusted EBITDA	53,799	59,167	112,966
Adjusted EBITDA Margin	15.7%	23.5%	19.0%

	Nine Months Ended September 30, 2024
(in thousands)	SaaS	Marketing Services	Total
Revenue	$239,171	$398,389	$637,560
Net Loss			(82,099)
Net Loss Margin			(12.9)%
Adjusted EBITDA	23,914	109,137	133,051
Adjusted EBITDA Margin	10.0%	27.4%	20.9%

Forward-Looking Statements
Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: significant competition for our Marketing Services solutions and SaaS offerings, including from companies that use components of our SaaS offerings provided by third parties; our ability to maintain profitability; our ability to manage our growth effectively; our ability to transition our Marketing Services clients to our Thryv platform, maintain transitioned clients on that platform and sell them additional or upgraded products; sell our platform into new markets or further penetrate existing markets; our ability to maintain our strategic relationships with third-party service providers; internet search engines and portals potentially terminating or materially altering their agreements with us; our ability to keep pace with rapid technological changes and evolving industry standards; our SMBs clients potentially opting not to renew their agreements with us or renewing at lower spend; potential system interruptions or failures, including cybersecurity breaches, identity theft, data loss, unauthorized access to data or other disruptions that could compromise our information; our potential failure to identify suitable acquisition candidates and consummate such acquisitions; our ability to complete acquisitions and the successful integration of such acquisitions, including our acquisition of Keap, and any failure of an acquired business to achieve its plans and objectives or realize any expected benefit from any such acquisition; the potential loss of one or more key employees or our inability to attract and to retain highly skilled employees; our ability to maintain the compatibility of our Thryv platform with third-party applications; our ability to successfully expand our operations and current offerings into new markets, including internationally, or further penetrate existing markets; our potential failure to provide new or enhanced functionality and features; our potential failure to comply with applicable privacy, security and data laws, regulations and standards; potential changes in regulations governing privacy concerns and laws or other domestic or foreign data protection regulations; our potential failure to meet service level commitments under our client contracts; our potential failure to offer high-quality or technical support services; our Thryv platform and add-ons potentially failing to perform properly; our use of artificial intelligence in our business, and challenges with properly managing its use, could result in reputational harm, competitive harm, and legal liability; the potential impact of future labor negotiations; our ability to protect our intellectual property rights, proprietary technology, information, processes, and know-how; rising inflation and our ability to control costs, including operating expenses; general macro-economic conditions, including a recession or an economic slowdown in the U.S. or internationally; adverse tax laws or regulations or potential changes to existing tax laws or regulations; costs, liabilities and reputational harm resulting from regulatory investigations, including the subpoena from the Division of Enforcement of the Securities and Exchange Commission (the “SEC”); volatility and weakness in bank and capital markets; and costs, obligations and liabilities incurred as a result of and in connection with being a public company as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K filed with the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv

Thryv Holdings, Inc. (NASDAQ:THRY) is the provider of the leading sales and marketing platform designed to help small businesses attract new and repeat customers. Thryv software offers SMBs everything they need to manage day-to-day operations and grow efficiently. The platform’s AI-supported marketing and business automations help business owners save time, compete, and win. More than 100K businesses globally use Thryv software to connect with customers and run and grow their business. For more information, visit thryv.com.

Media Contact:
Julie Murphy
Thryv, Inc.
617.967.5426
julie.murphy@thryv.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
cameron.lessard@thryv.com
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